UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 16, 2007 the Registrant amended the first clause of Article III, Section 7 of its Bylaws to provide that Special meetings of its Board of Directors may be called by the president on reasonable notice to each director, either personally or by mail or by facsimile or by electronic transmission.

Prior to the amendment, the first clause of Article III, Section 7 of the Bylaws had provided that Special meetings of the board may be called by the president on ten day’s notice to each director, either personally or by mail or by telegram.

On March 16, 2007 the Registrant also amended the second sentence of Article IV, Section 1 of its Bylaws to add a provision providing that notice required to be given to any director may also be made by any manner permissible under the Delaware General Corporation Law.

Prior to the amendment, Article IV, Section 1 of the Bylaws had provided that whenever, under the provisions of the statutes or of the certificate of incorporation or of the Registrant’s by-laws, notice was required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Registrant, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, and that notice to directors may also be given by telegram.

9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(ii)	Amendments dated March 16, 2007 to the Registrant’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

Date: March 22, 2007	By:	/s/ Paul Eibeler
Name: Paul Eibeler
Title: President and CEO